                                                                   Exhibit 10.2


                                                                Execution Copy
                                                                --------------

                              TRANSMONTAIGNE INC.
                     TRANSMONTAIGNE PRODUCT SERVICES INC.
                         TRANSMONTAIGNE PIPELINE INC.
                        TRANSMONTAIGNE TERMINALING INC.
                              2750 Republic Plaza
                            370 Seventeenth Street
                            Denver, Colorado 80202

                              AMENDMENT NO. 2 OF
                 FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


                                        As of March 30, 2001

FLEET NATIONAL BANK
  (formerly known as BankBoston, N.A.),
  as Agent under the Credit Agreement
  defined herein
100 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

     Each of TransMontaigne Inc. (the "Company") and TransMontaigne Product Services Inc., each a Delaware corporation, and TransMontaigne Pipeline Inc. and TransMontaigne Terminaling Inc., each an Arkansas corporation, hereby agrees with you as follows:

1.   Reference to Credit Agreement and Definitions. Reference is made to the
     ---------------------------------------------
Fourth Amended and Restated Credit Agreement dated as of February 11, 2000, as amended by Amendment No. 1 thereto dated as of July 31, 2000 (as so amended, the "Credit Agreement"), among the Company, the Guarantors named therein, Fleet National Bank (formerly known as BankBoston, N.A.), for itself and as Agent, Bank of America, N.A., for itself and as Documentation Agent, First Union National Bank, for itself and as Syndication Agent, and the other Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

2.   Recital.  The Company has advised the Lenders that it desires certain
     -------
amendments to the Credit Agreement in order to, among other things, reduce the Lenders' Commitments with respect to the Revolving Loan, reset certain financial covenants, dispose of specified assets and apply the proceeds to reduce its term debt, including the Term Loan, and permit the incurrence of additional capital expenditures. The Required Lenders have agreed to amend the relevant provisions of the Credit Agreement.
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3.   Amendments.  Subject to the accuracy of the representations and warranties
     ----------
set forth in Section 4 hereof and satisfaction of the conditions set forth in
Section 5 hereof, the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

     3.1. Section 1 of the Credit Agreement is amended by amending Section 1.36 thereof to read in its entirety as follows:

           1.36. "Consolidated EBITDA" means, for any period, the total of:
                   -------------------

                 (a)  Consolidated Net Income; plus
                                               ----

                 (b) all amounts deducted in computing such Consolidated Net Income in respect of (i) depreciation, amortization and other non-cash charges (including increases of reserves), (ii) Consolidated Interest Expense, (iii) taxes based upon or measured by net income, and (iv) fixed rental obligations of the Company or any of its Subsidiaries as lessee under leases of real and/or personal property (excluding (A) payments required to be made by the Company or any of its Subsidiaries as lessee in respect of taxes and insurance whether or not denominated as rent and (B) obligations under Capitalized Leases); minus
                    -----

                 (c) all amounts included in computing such Consolidated Net Income in respect of dividends received in any form other than cash; minus
           -----

                 (d) all amounts included in Consolidated Net Income in respect of deferred income tax benefits; minus
                                           -----

                 (e) all amounts representing payments from reserves to pay liabilities during such period that were not deducted in computing such Consolidated Net Income.

     3.2. Section 1 is further amended by amending Section 1.37 thereof to read in its entirety as follows:

           1.37. "Consolidated Fixed Charges" means, for any period, the sum of:
                 --------------------------

                 (a)  Consolidated Interest Expense, plus
                                                     ----

                 (b) the aggregate amount of all mandatory scheduled payments, mandatory scheduled prepayments and sinking fund payments, all with respect to Financing Debt of the Company and its Subsidiaries in accordance with GAAP on a Consolidated basis, including payments in the nature of principal under Capitalized Leases, but in no event including contingent prepayments required by Section 4.2 or by paragraphs 4A(2) or 4A(3) of the Master Shelf Agreement, plus
                                                                    ----

                 (c) any Distributions paid or payable in cash by the Company or any of its Subsidiaries to third parties, plus
                                                        ----

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                 (d)  any taxes based upon or measured by net income paid or payable in cash by the Company or any of its Subsidiaries, plus
                                                                      ----

                 (e) the aggregate fixed rental obligations (excluding payments required to be made by the lessee in respect of taxes and insurance whether or not denominated as rent) of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis as lessee under all leases of real and/or personal property (other than Capitalized Leases), plus
                                            ----

                 (f) the aggregate amount of Non-Discretionary Capital Expenditures incurred by the Company or any of its Subsidiaries.

     3.3. Section 1 is further amended by amending Section 1.39 thereof to read in its entirety as follows:

           1.39. "Consolidated Net Income" means, for any period, the net
                   -----------------------
     earnings (or loss) before dividend requirements for preferred stock of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis; provided, however, that Consolidated Net Income shall
                         --------  -------
     not include:

                 (a) the earnings (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries;

                 (b) the earnings (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest; provided, however, that (i) Consolidated Net
                               --------  -------
           Income shall include amounts in respect of the earnings of such Person when actually received in cash by the Company or such Subsidiary in the form of dividends or similar Distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all Investments, regardless of the form thereof, made by the Company or any of its Subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

                 (c) all amounts included in computing such net earnings (or loss) in respect of the write-up of any asset or the retirement of any Indebtedness or equity at less than face value after April 30, 1998;

                 (d)  extraordinary and nonrecurring gains;

                 (e) the earnings of any Subsidiary to the extent the payment of such earnings in the form of a Distribution or repayment of Indebtedness to the Company or a Wholly Owned Subsidiary is not permitted, whether on account of any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary;

                 (f) any after-tax gains or losses attributable to returned surplus assets of any Plan; and

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                 (g)  any non-cash increases or reductions in the value of
           Minimum Petroleum Products Inventory Requirements.

     3.4. Section 1 is further amended by adding thereto a new Section 1.50A reading in its entirety as follows:

           1.50A.  "Discretionary Capital Expenditures" means Capital
                    ----------------------------------
     Expenditures relating to the construction of new property, additions to existing property and/or the acquisition of assets.

     3.5. Section 1 is further amended by adding thereto a new Section 1.113A reading in its entirety as follows:

           1.113A. "Non-Discretionary Capital Expenditures" means Capital
                    --------------------------------------
     Expenditures incurred to maintain property, plant and equipment of the Company and its Subsidiaries in accordance with applicable environmental laws and other applicable regulations and all other Capital Expenditures that are not Discretionary Capital Expenditures.

     3.6. Section 2.1.2 of the Credit Agreement is amended to read in its entirety as follows:

           2.1.2.  Maximum Amount of Revolving Credit.  The term "Maximum Amount
                   ----------------------------------             --------------
     of Revolving Credit" means the lesser of (a) $300,000,000 or (b) the amount
     -------------------
     (in an integral multiple of $1,000,000 equal to or greater than $10,000,000) to which the then applicable amount set forth in clause (a) shall have been irrevocably reduced from time to time by notice from the Company to the Agent; provided, however, that on and after July 1, 2001 the
                           --------  -------
     amount in clause (a) shall be $240,000,000.

     3.7. Section 4.2 of the Credit Agreement is amended by adding thereto a new Section 4.2.3 reading in its entirety as follows:

           4.2.3.  Certain Net Asset Sale Proceeds.  Upon receipt by the Company
                   -------------------------------
     or any of its Subsidiaries of the cash proceeds of the sale or disposition of the assets permitted to be sold or otherwise disposed of by Section
     6.11.5 (and allocated to Section 6.11.5 as provided therein), net of transfer, sales, use and other similar taxes payable in connection with such sale or disposition and all reasonable expenses of the Company or any of its Subsidiaries payable in connection with such sale or disposition, the Company shall within two Banking Days pay such proceeds to the Prudential as a prepayment of the Indebtedness under the Master Shelf Agreement and to the Agent as a prepayment of the Term Loan. Prepayments pursuant to the preceding sentence shall be made as follows: (i) in the case of the Indebtedness under the Master Shelf Agreement, in an amount equal to the product of such net cash proceeds, multiplied by the quotient
                                                     ----------
     obtained by dividing (a) the then outstanding principal amount of the Indebtedness under the Master Shelf Agreement by (b) the sum of the then outstanding principal amount of the Indebtedness under the Master Shelf Agreement and the then outstanding aggregate principal amount of the Loan, and (ii) in the case of the Term Loan, in an amount equal to the product of such net cash proceeds, multiplied by the quotient obtained by dividing (x)
                             ----------
     the then

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     outstanding aggregate principal amount of the Loan by (y) the sum of the then outstanding principal amount of the Indebtedness under the Master Shelf Agreement and the then outstanding aggregate principal amount of the Loan. Together with each such payment, the Company shall deliver to the Agent a certificate showing the calculation of the net proceeds of such sale or disposition and the Indebtedness to be paid therefrom.

     3.8. Section 6.5.1 of the Credit Agreement is amended to read in its entirety as follows:

           6.5.1.  Fixed Charge Coverage.  For each fiscal quarter of the
                   ---------------------
     Company ending on or after December 31, 2000, the ratio (expressed as a percentage) of the Consolidated EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters then ended to the Consolidated Fixed Charges of the Company and its Subsidiaries for such period shall equal or exceed the percentage specified in the table below:

           Four Quarter Period Ending        Percentage
           --------------------------        ----------

           December 31, 2000                 120%
           March 31, 2001                    140%
           June 30, 2001                     140%
           September 30, 2001                140%
           December 31, 2001                 150%
           March 31, 2002                    150%
           June 30, 2002                     160%
           September 30, 2002                160%
           December 31, 2002                 175%
              and thereafter

     For each fiscal quarter of the Company, the ratio (expressed as a percentage) of the Consolidated EDITDA of the Company and its Subsidiaries for such fiscal quarter to Consolidated Fixed Charges of the Company and its Subsidiaries for such fiscal quarter must equal or exceed 100%.

     3.9. Section 6.5.2 of the Credit Agreement is amended to read in its entirety as follows:

           6.5.2.  Consolidated Tangible Net Worth.  The Consolidated Tangible
                   -------------------------------
     Net Worth of the Company and its Subsidiaries shall exceed at all times an amount equal to the difference of (x) $298,174,000, minus (y) any after-tax
                                                         -----
     losses attributable to the asset sales and dispositions permitted by
     Section 6.11.5 (provided, that for purposes of this clause (y) only, the pre-tax losses attributable to such sales or dispositions shall in no event exceed $20,000,000); provided, however, that on the last day of each fiscal
                          --------  -------
     quarter of the Company commencing with the fiscal quarter ending March 31, 2001, the then effective dollar amount in this Section 6.5.2 (including any prior increases of such amount as provided in clauses (a) and (b) below) shall be increased by the sum of (a) 50% of the net proceeds of common stock, preferred stock or other equity securities issued during the fiscal quarter then ended by the Company and its Subsidiaries, calculated on a Consolidated basis in accordance with GAAP, plus (b) 50% of Consolidated Net Income (if positive) for the fiscal
     ----
     quarter then ended, excluding from the calculation of Consolidated Net Income for the purpose of this clause (b) the effect of any after-tax loss attributable to the asset sales or dispositions referred to in clause (y) above to the extent that such after-tax loss is subtracted pursuant to clause (y) above.

     3.10. Section 6.5.5 of the Credit Agreement is amended to read in its entirety as follows:

           6.5.5.  Capital Expenditures.  For each fiscal quarter of the
                   --------------------
     Company, commencing with the fiscal quarter ending December 31, 2000, the aggregate amount of Non-Discretionary Capital Expenditures for the period of four consecutive fiscal quarters then ending shall not exceed $8,000,000; and, for the period commencing April 1, 2001 and ending June 30, 2002, the aggregate amount of Discretionary Capital Expenditures shall not exceed $20,000,000, and thereafter Discretionary Capital Expenditures shall not be permitted.

     3.11. Section 6.9 of the Credit Agreement is amended by adding thereto a new Section 6.9.9 reading in its entirety as follows:

           6.9.9. An Investment consisting of 24,000 shares of common stock of ST Oil Company, and any shares of capital stock distributed with respect to, in exchange for, or in substitution for such shares.

     3.12. Section 6.10.2 of the Credit Agreement is deleted in its entirety.

     3.13. Section 6.11 of the Credit Agreement is amended by adding thereto a new Section 6.11.5 reading in its entirety as follows:

           6.11.5. During the period commencing April 1, 2001 and ending December 31, 2001, the Company or any of its Subsidiaries may sell, exchange or otherwise dispose of assets with an aggregate book value as of December 31, 2000 of no more than $50,000,000 in addition to those assets otherwise permitted to be disposed of by this Section 6.11; provided, that any sales of assets during such period which are described both in clause
     (b) or (c) of Section 6.11.1 and in this Section 6.11.5 shall be allocated first to this Section 6.11.5 until the $50,000,000 limit shall have been exhausted and then to Section 6.11.1 (to the extent permitted by Section 6.11.1).

4.   Representations and Warranties.  In order to induce you to enter into this
     ------------------------------
Amendment, each of the Obligors hereby represents and warrants that each of the representations and warranties contained in Section 7 of the Credit Agreement is true and correct on the date hereof.

5.   Conditions to Effectiveness of Amendment.  Acceptance of the foregoing
     ----------------------------------------
amendments by the Required Lenders shall be subject, without limitation, to the conditions that (a) no Default or Event of Default under the Credit Agreement shall have occurred and be continuing, (b) Prudential and each other holder of Indebtedness issued under the Master Shelf Agreement shall

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have consented to the modifications of the Credit Agreement effected hereby and the covenants of the Company set forth in the Master Shelf Agreement shall have been amended to incorporate such modifications, all upon terms satisfactory to the Agent, and (c) the Company shall have paid an amount equal to one-eighth of one percent (0.125%) of the aggregate principal amount of the outstanding Commitments of those Lenders which shall have consented to this Amendment by delivering a written consent to the Agent not later than 5:00 p.m., Boston time, on April 27, 2001 (each, a "Consenting Lender") in immediately available funds to the Agent, for the accounts of the Consenting Lenders pro rata in accordance
                                                         --------
with the ratio that the respective Percentage Interests of the Consenting Lenders bear to the aggregate Percentage Interests of all Consenting Lenders. By their consent to this Amendment, the Required Lenders also consent to such amendment of the Master Shelf Agreement.

6.   Required Lenders.  The Agent represents and warrants that it has received
     ----------------
consents to the foregoing amendments executed by the Required Lenders, in satisfaction of the requirements of Section 12.6 of the Credit Agreement.

7.   Miscellaneous.  This Amendment may be executed in any number of
     -------------
counterparts, which together shall constitute one instrument, shall be a Credit Document, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation.

     If the foregoing corresponds with your understanding of our agreement, please sign this letter and the accompanying copies thereof in the appropriate space below and return the same to the undersigned. This letter shall become a binding agreement among each of the Lenders and the Agent when both the Company and the Agent shall have one or more copies hereof executed by each of the Company and the Agent on behalf of the Required Lenders.

                            Very truly yours,

                            TRANSMONTAIGNE INC.


                            By /s/ Donald H. Anderson
                               -------------------------------------
                               Donald H. Anderson, President

                            TRANSMONTAIGNE PRODUCT SERVICES INC.
                            TRANSMONTAIGNE PIPELINE INC.
                            TRANSMONTAIGNE TERMINALING INC.


                            By /s/ Donald H. Anderson
                               -------------------------------------
                               Donald H. Anderson, Chief Executive Officer
                               of each of the foregoing corporations

The foregoing Amendment is hereby agreed to:

FLEET NATIONAL BANK, as Agent under the Credit
  Agreement, on behalf of the Required Lenders


By: /s/ Terrence Ronan
    -----------------------------------
    Terrence Ronan, Managing Director

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